Exhibit 99.1

Stewart Reports Second Quarter 2023 Results

  Total revenues of $549.2 million ($550.3 million on an adjusted basis) compared to $844.1 million ($850.7 million on an adjusted basis) in the prior year quarter
  Net income of $15.8 million ($18.9 million net income on an adjusted basis) compared to $61.7 million ($70.4 million on an adjusted basis) in the prior year quarter
  Diluted EPS of $0.58 ($0.69 on an adjusted basis) compared to prior year quarter diluted EPS of $2.26 ($2.58 on an adjusted basis)

HOUSTON, July 26, 2023 /PRNewswire/ -- Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $15.8 million ($0.58 per diluted share) for the second quarter 2023, compared to $61.7 million ($2.26 per diluted share) for the second quarter 2022. On an adjusted basis, Stewart's second quarter 2023 net income was $18.9 million ($0.69 per diluted share) compared to $70.4 million ($2.58 per diluted share) in the second quarter 2022. Second quarter 2023 pretax income before noncontrolling interests was $25.2 million ($29.3 million on an adjusted basis) compared to pretax income before noncontrolling interests of $86.8 million ($98.2 million on an adjusted basis) for the second quarter 2022.

Second quarter 2023 results included $1.1 million of pretax net realized and unrealized losses, primarily composed of a contingent receivable loss adjustment resulting from a previous disposition of a business, partially offset by net unrealized gains on fair value changes of equity securities investments. Second quarter 2022 results included $11.9 million of pretax net realized and unrealized losses, primarily related to net unrealized losses on fair value changes of equity securities investments.

"Our second quarter results improved compared to the first quarter as we moved into the seasonally stronger summer selling season. The elevated interest rate environment continued throughout the second quarter as mortgage interest rates reached almost seven percent, keeping transaction volumes from increasing as in a normal market," commented Fred Eppinger, chief executive officer. "Our long-term strategies of creating a stronger and more resilient company remain our primary focus, and I am pleased with our progress on these important initiatives. We continue to balance cost discipline with investments in managing our operations in this challenging environment."

Selected Financial Information
Summary results of operations are as follows (dollars in millions, except per share amounts, and amounts may not add as presented due to rounding):

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenues	549.2	844.1	1,073.5	1,697.0
Pretax income before noncontrolling interests	25.2	86.8	15.0	166.4
Income tax expense	(5.4)	(19.9)	(0.5)	(37.6)
Net income attributable to noncontrolling interests	(4.0)	(5.2)	(6.9)	(9.2)
Net income attributable to Stewart	15.8	61.7	7.6	119.6
Non-GAAP adjustments, after taxes*	3.1	8.7	4.5	6.7
Adjusted net income attributable to Stewart*	18.9	70.4	12.1	126.2
Net income per diluted Stewart share	0.58	2.26	0.28	4.37
Adjusted net income per diluted Stewart share*	0.69	2.58	0.44	4.61

* Adjusted net income and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment
Summary results of the title segment are as follows (dollars in millions, except pretax margin):

	Quarter Ended June 30,
	2023	2022	% Change
Operating revenues	466.7	761.1	(39%)
Investment income	12.1	6.7	80%
Net realized and unrealized gains (losses)	2.0	(8.8)	(123%)
Pretax income	35.5	93.6	(62%)
Non-GAAP adjustments to pretax income	1.7	11.5
Adjusted pretax income*	37.2	105.1	(65%)
Pretax margin	7.4%	12.3%
Adjusted pretax margin*	7.8%	13.7%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues for the second quarter 2023 decreased $294.3 million, or 39 percent, compared to the second quarter 2022, as a result of transaction volume declines in our direct and agency title businesses, while total segment operating expenses decreased $220.1 million, or 33 percent, primarily driven by lower revenues. Agency retention expenses in the second quarter 2023 decreased $168.1 million, or 49 percent, in line with $201.2 million, or 49 percent, lower gross agency revenues, while the average independent agency remittance rate in the second quarter 2023 slightly improved to 17.7 percent compared to 17.1 percent in the prior year quarter.

Total employee costs and other operating expenses in the second quarter 2023 decreased $47.2 million, or 16 percent, compared to the prior year quarter. As a percentage of operating revenues, these expenses were 52.4 percent in the second quarter 2023 compared to 38.3 percent in the second quarter 2022, primarily due to lower second quarter 2023 revenues. Title loss expense decreased $6.6 million, or 25 percent, in the second quarter 2023 compared to the prior year quarter primarily as a result of lower title revenues. As a percentage of title revenues, title loss expense was 4.2 percent in the second quarter 2023 compared to 3.5 percent in the second quarter 2022, which benefited from last year's favorable claims experience.

The title segment's net realized and unrealized gains in the second quarter 2023 were primarily driven by $2.0 million of unrealized gains from fair value changes of equity securities investments, while the segment's net realized and unrealized losses in the prior year quarter were primarily due to $9.9 million of net unrealized losses on fair value changes of equity securities investments, partially offset by a $1.0 million gain related to an acquisition contingent liability adjustment. Investment income in the second quarter 2023 increased $5.4 million compared to the second quarter 2022, primarily due to higher interest income resulting from increased interest rates and higher short-term investment balances in the second quarter 2023. Non-GAAP adjustments to pretax income primarily included net realized and unrealized gains and losses, and $3.3 million and $2.5 million of acquisition intangible asset amortization and other expenses in the second quarters 2023 and 2022, respectively.

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended June 30,
	2023	2022	% Change
Non-commercial:
Domestic	184.5	234.4	(21%)
International	25.9	41.2	(37%)
	210.4	275.6	(24%)
Commercial:
Domestic	41.5	67.1	(38%)
International	6.1	8.4	(27%)
	47.6	75.5	(37%)
Total direct title revenues	258.0	351.1	(27%)

Total non-commercial domestic revenues in the second quarter 2023 decreased $49.9 million, or 21 percent, primarily resulting from a 31 percent decline in residential purchase and refinancing transactions compared to the prior year quarter. Domestic commercial revenues in the second quarter 2023 declined $25.6 million, or 38 percent, primarily driven by 30 percent lower commercial orders closed and lower average transaction size compared to the second quarter 2022. Average domestic commercial fee per file in the second quarter 2023 was $11,600, or 12 percent lower compared to $13,100 in the second quarter 2022, while average residential fee per file in the second quarter 2023 was $3,300, which was 11 percent higher than $2,900 in the prior year quarter due to a higher purchase mix. Total international revenues in the second quarter 2023 decreased by $17.6 million, or 35 percent, primarily due to lower transaction volumes in our Canadian operations compared to the second quarter 2022.

Real Estate Solutions Segment
Summary results of the real estate solutions segment are as follows (dollars in millions):

	Quarter Ended June 30,
	2023	2022	% Change
Operating revenues	71.4	82.9	(14%)
Pretax income	3.3	6.1	(46%)
Non-GAAP adjustments to pretax income	7.1	6.1
Adjusted pretax income*	10.3	12.2	(15%)
Pretax margin	4.6%	7.4%
Adjusted pretax margin*	14.4%	14.7%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

The segment's operating revenues in the second quarter 2023 decreased $11.5 million, or 14 percent, compared to the second quarter 2022, primarily due to lower transaction volumes resulting from the continuing elevated interest rate environment. Consistent with the revenue decline, combined employee costs and other operating expenses in the second quarter 2023 decreased $8.5 million, or 12 percent. Non-GAAP adjustments to pretax income included acquisition intangible asset amortization expenses of $5.8 million and $6.1 million in the second quarters 2023 and 2022, respectively, and a $1.2 million state sales tax assessment expense in the second quarter 2023 related to an acquisition.

Corporate and Other Segment
The segment's results for the second quarter 2023 included net realized losses of $3.1 million, primarily driven by a contingent receivable loss adjustment resulting from a previous disposition of a business, while second quarter 2022 results included net realized losses of $3.2 million primarily resulting from the same disposition of a business. Net expenses attributable to corporate operations during the second quarter 2023 were $10.5 million compared to $10.2 million in the prior year quarter.

Expenses
Consolidated employee costs in the second quarter 2023 decreased $27.6 million, or 13 percent, primarily due to lower salaries and benefits expenses and incentive compensation resulting from reduced transaction volumes and average headcount compared to the prior year quarter. As a percentage of total operating revenues, consolidated employee costs increased to 33.9 percent in the second quarter 2023 compared to 24.8 percent in the prior year quarter, primarily due to lower second quarter 2023 revenues.

Total other operating expenses in the second quarter 2023 decreased $32.7 million, or 20 percent, compared to the prior year quarter, primarily resulting from lower costs tied to lower title and real estate solutions revenues. As a percentage of total operating revenues, consolidated other operating expenses for the second quarter 2023 were 24.0 percent compared to 19.1 percent in the second quarter 2022.

Other
Net cash provided by operations in the second quarter 2023 was $35.1 million compared to net cash provided by operations of $83.3 million in the prior year quarter, primarily driven by the lower net income during the second quarter 2023.

Second Quarter Earnings Call
Stewart will hold a conference call to discuss the second quarter 2023 earnings at 8:30 a.m. Eastern Time on Thursday, July 27, 2023. To participate, dial (800) 343-4849 (USA) or (203) 518-9843 (International) - access code STCQ223. Additionally, participants can listen to the conference call through Stewart's Investor Relations website at http://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on July 27, 2023 until midnight on August 3, 2023 by dialing (800) 938-2487 or (402) 220-9026 (International).

About Stewart
Stewart (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. More information can be found at http://www.stewart.com, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter® @stewarttitleco.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "may," "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION CONDENSED STATEMENTS OF INCOME (Unaudited) (In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Title revenues:
Direct operations	257,994	351,122	465,864	668,956
Agency operations	208,755	409,931	457,775	814,076
Real estate solutions and other	71,387	88,186	133,978	211,415
Total operating revenues	538,136	849,239	1,057,617	1,694,447
Investment income	12,123	6,739	18,722	10,361
Net realized and unrealized losses	(1,105)	(11,905)	(2,883)	(7,820)
	549,154	844,073	1,073,456	1,696,988
Expenses:
Amounts retained by agencies	171,776	339,847	377,514	671,039
Employee costs	182,666	210,246	353,217	415,228
Other operating expenses	129,333	162,008	250,073	351,756
Title losses and related claims	19,802	26,398	37,476	55,619
Depreciation and amortization	15,528	14,288	30,434	28,037
Interest	4,875	4,507	9,724	8,918
	523,980	757,294	1,058,438	1,530,597
Income before taxes and noncontrolling interests	25,174	86,779	15,018	166,391
Income tax expense	(5,392)	(19,894)	(454)	(37,594)
Net income	19,782	66,885	14,564	128,797
Less net income attributable to noncontrolling interests	3,967	5,225	6,939	9,240
Net income attributable to Stewart	15,815	61,660	7,625	119,557

Net earnings per diluted share attributable to Stewart	0.58	2.26	0.28	4.37
Diluted average shares outstanding (000)	27,444	27,293	27,402	27,377

Selected financial information:
Net cash provided (used) by operations	35,107	83,312	(15,995)	118,187
Other comprehensive (loss) income	(1,290)	(20,992)	6,017	(40,455)

Second Quarter Domestic Order Counts:
Opened Orders 2023:	Apr	May	June	Total	Closed Orders 2023:	Apr	May	June	Total
Commercial	1,034	1,071	1,189	3,294	Commercial	1,069	1,212	1,304	3,585
Purchase	18,032	21,408	19,197	58,637	Purchase	12,606	15,098	15,378	43,082
Refinancing	7,055	6,160	5,427	18,642	Refinancing	3,302	3,605	3,767	10,674
Other	1,270	1,619	1,722	4,611	Other	767	1,026	1,112	2,905
Total	27,391	30,258	27,535	85,184	Total	17,744	20,941	21,561	60,246

Opened Orders 2022:	Apr	May	June	Total	Closed Orders 2022:	Apr	May	June	Total
Commercial	2,134	1,594	1,802	5,530	Commercial	1,647	1,652	1,833	5,132
Purchase	25,065	24,115	22,904	72,084	Purchase	18,716	18,275	18,363	55,354
Refinancing	9,629	7,853	7,471	24,953	Refinancing	9,112	7,434	6,131	22,677
Other	340	335	404	1,079	Other	790	380	549	1,719
Total	37,168	33,897	32,581	103,646	Total	30,265	27,741	26,876	84,882

STEWART INFORMATION SERVICES CORPORATION CONDENSED BALANCE SHEETS (Unaudited) (In thousands of dollars)

	June 30, 2023	December 31, 2022
Assets:
Cash and cash equivalents	190,039	248,367
Short-term investments	26,566	24,318
Investments in debt and equity securities, at fair value	680,153	710,083
Receivables – premiums from agencies	40,601	39,921
Receivables – other	96,343	85,111
Allowance for uncollectible amounts	(7,853)	(7,309)
Property and equipment, net	81,763	81,539
Operating lease assets, net	128,167	127,830
Title plants	73,358	73,358
Goodwill	1,074,678	1,072,982
Intangible assets, net of amortization	204,509	199,084
Deferred tax assets	2,582	2,590
Other assets	86,932	80,005
	2,677,838	2,737,879
Liabilities:
Notes payable	445,027	447,006
Accounts payable and accrued liabilities	167,564	196,541
Operating lease liabilities	146,649	148,003
Estimated title losses	524,141	549,448
Deferred tax liabilities	28,462	26,616
	1,311,843	1,367,614
Stockholders' equity:
Common Stock and additional paid-in capital	332,025	324,344
Retained earnings	1,074,458	1,091,816
Accumulated other comprehensive loss	(45,326)	(51,343)
Treasury stock	(2,666)	(2,666)
Stockholders' equity attributable to Stewart	1,358,491	1,362,151
Noncontrolling interests	7,504	8,114
Total stockholders' equity	1,365,995	1,370,265
	2,677,838	2,737,879

Number of shares outstanding (000)	27,267	27,130
Book value per share	49.82	50.21

STEWART INFORMATION SERVICES CORPORATION SEGMENT INFORMATION (In thousands of dollars)

Quarter Ended:	June 30, 2023				June 30, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	466,749	71,387	-	538,136	761,053	82,862	5,324	849,239
Investment income	12,099	24	-	12,123	6,737	2	-	6,739
Net realized and unrealized gains (losses)	1,977	-	(3,082)	(1,105)	(8,755)	-	(3,150)	(11,905)
	480,825	71,411	(3,082)	549,154	759,035	82,864	2,174	844,073
Expenses:
Amounts retained by agencies	171,776	-	-	171,776	339,847	-	-	339,847
Employee costs	165,585	12,538	4,543	182,666	193,438	12,839	3,969	210,246
Other operating expenses	78,960	49,311	1,061	129,332	98,267	57,549	6,192	162,008
Title losses and related claims	19,802	-	-	19,802	26,398	-	-	26,398
Depreciation and amortization	8,883	6,280	365	15,528	7,489	6,381	418	14,288
Interest	360	-	4,515	4,875	1	-	4,506	4,507
	445,366	68,129	10,484	523,979	665,440	76,769	15,085	757,294
Income (loss) before taxes	35,459	3,282	(13,566)	25,175	93,595	6,095	(12,911)	86,779

Six Months Ended:	June 30, 2023				June 30, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	923,639	133,978	-	1,057,617	1,483,032	172,238	39,177	1,694,447
Investment income	18,665	57	-	18,722	10,344	17	-	10,361
Net realized and unrealized gains (losses)	164	-	(3,047)	(2,883)	(4,983)	-	(2,837)	(7,820)
	942,468	134,035	(3,047)	1,073,456	1,488,393	172,255	36,340	1,696,988
Expenses:
Amounts retained by agencies	377,514	-	-	377,514	671,039	-	-	671,039
Employee costs	319,862	24,971	8,384	353,217	378,465	26,245	10,518	415,228
Other operating expenses	155,127	91,835	3,112	250,074	193,262	119,947	38,547	351,756
Title losses and related claims	37,476	-	-	37,476	55,619	-	-	55,619
Depreciation and amortization	16,986	12,581	867	30,434	13,631	13,177	1,229	28,037
Interest	709	-	9,015	9,724	2	-	8,916	8,918
	907,674	129,387	21,378	1,058,439	1,312,018	159,369	59,210	1,530,597
Income (loss) before taxes	34,794	4,648	(24,425)	15,017	176,375	12,886	(22,870)	166,391

Appendix A
Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses, and other adjustments (revenues of sold real estate brokerage company), and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, executive severance expenses, state sales tax assessment expense (which was related to an acquisition), and other adjustments (pretax results of sold real estate brokerage company). Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. In addition to these adjustments, acquired intangible asset amortization are excluded in the calculation of adjusted pretax income for the title and real estate solutions segments. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measurements used by management to the most directly comparable GAAP measures for the quarter and six months ended June 30, 2023 and 2022 (dollars in millions, except share and per share amounts, and amounts may not add as presented due to rounding).

	Quarter Ended June 30,			Six Months Ended June 30,
	2023	2022	% Chg	2023	2022	% Chg

Total revenues	549.2	844.1	(35%)	1,703.5	1,697.0	(37%)
Non-GAAP revenue adjustments:
Net realized and unrealized losses	1.1	11.9		2.9	7.8
Other adjustments	-	(5.3)		-	(39.2)
Adjusted total revenues	550.3	850.7	(35%)	1,076.3	1,665.6	(35%)

Pretax income	25.2	86.8	(71%)	15.0	166.4	(91%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses	1.1	11.9		2.9	7.8
Executive severance expenses	1.7	-		1.7	-
State sales tax assessment expense	1.2	-		1.2	-
Other adjustments	-	(0.4)		-	0.9
Adjusted pretax income	29.3	98.2	(70%)	20.9	175.1	(88%)
GAAP pretax margin	4.6%	10.3%		1.4%	9.8%
Adjusted pretax margin	5.3%	11.5%		1.9%	10.5%

Net income attributable to Stewart	15.8	61.7	(74%)	7.6	119.6	(94%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses	1.1	11.9		2.9	7.8
Executive severance expenses	1.7	-		1.7	-
State sales tax assessment expense	1.2	-		1.2	-
Other adjustments	-	(0.4)		-	0.9
Net tax effects of non-GAAP adjustments	(1.0)	(2.7)		(1.4)	(2.1)
Non-GAAP adjustments, after taxes	3.1	8.7		4.5	6.7
Adjusted net income attributable to Stewart	18.9	70.4	(73%)	12.1	126.2	(90%)

Diluted average shares outstanding (000)	27,444	27,293		27,402	27,377
GAAP net income per share	0.58	2.26		0.28	4.37
Adjusted net income per share	0.69	2.58		0.44	4.61

	Quarter Ended June 30,			Six Months Ended June 30,
	2023	2022	% Chg	2023	2022	% Chg
Title Segment:
Revenues	480.8	759.0	(37%)	942.5	1,488.4	(37%)
Net realized and unrealized (gains) losses	(2.0)	8.8		(0.2)	5.0
Adjusted revenues	478.8	767.8	(38%)	942.3	1,493.4	(37%)

Pretax income	35.5	93.6	(62%)	34.8	176.4	(80%)
Non-GAAP revenue adjustments:
Net realized and unrealized (gains) losses	(2.0)	8.8		(0.2)	5.0
Acquisition intangible asset amortization and other expenses	3.3	2.5		6.0	4.3
Severance expenses	0.4	0.3		0.4	0.3
Adjusted pretax income	37.2	105.1	(65%)	41.1	185.9	(78%)
GAAP pretax margin	7.4%	12.3%		3.7%	11.9%
Adjusted pretax margin	7.8%	13.7%		4.4%	12.5%

Real Estate Solutions Segment:
Revenues	71.4	82.9	(14%)	134.0	172.3	(22%)
Pretax income	3.3	6.1	(46%)	4.6	12.9	(64%)
Non-GAAP revenue adjustments:
Acquisition intangible asset amortization expense	5.8	6.1		11.6	12.5
State sales tax assessment expense	1.2	-		1.2	-
Adjusted pretax income	10.3	12.2	(15%)	17.5	25.4	(31%)
GAAP pretax margin	4.6%	7.4%		3.5%	7.5%
Adjusted pretax margin	14.4%	14.7%		13.1%	14.7%

CONTACT: Brian Glaze / David Hisey, Investor Relations, (713) 625-8761